Exhibit 1.1
[•] SHARES
SPACE EXPLORATION TECHNOLOGIES CORP.
CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE
UNDERWRITING AGREEMENT
[•], 2026
[•], 2026
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Deutsche Bank Aktiengesellschaft
c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
c/o J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
c/o Deutsche Bank Aktiengesellschaft
Taunusanlage 12
60325 Frankfurt am Main
Germany
Ladies and Gentlemen:
Space Exploration Technologies Corp., a Texas corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) [•]
shares of its Class A Common Stock (as defined below), as set forth in Schedule I hereto (said shares to be issued and sold by the Company being hereinafter called the “Firm Shares”).  The
Company also proposes to issue and sell to the several Underwriters not more than an additional
[•] shares of its Class A common stock, par value $0.001 per share (the “Additional Shares”), if and to the extent that Goldman Sachs & Co. LLC (“Goldman Sachs”), Morgan Stanley & Co.
LLC (“Morgan Stanley”), BofA Securities, Inc. (“BofA”), Citigroup Global Markets Inc.

(“Citi”) and J.P. Morgan Securities LLC (“J.P. Morgan”), as representatives of the
Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the
Underwriters, the right to purchase such shares of Class A Common Stock granted to the
Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The shares of Class A common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as “Class A Common Stock” and, together with the Company’s Class
B common stock, par value $0.001 per share, and Class C common stock, par value $0.001 per share, as the “Common Stock.”
The Company has filed with the Securities and Exchange Commission (the
“Commission”) a registration statement on Form S-1 (File No. 333-296070), including a preliminary prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “U.S. Registration Statement”;
the prospectus in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule
173 under the Securities Act) is hereinafter referred to as the “U.S. Prospectus.”  If the
Company has filed an abbreviated registration statement to register additional shares of Class A
Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration
Statement”), then any reference herein to the term “U.S. Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “U.S. Preliminary
Prospectus” shall mean each prospectus used prior to the effectiveness of the U.S. Registration
Statement, and each prospectus that omitted information pursuant to Rule 430A under the
Securities Act that was used after such effectiveness, and prior to the execution and delivery of this Agreement, “U.S. Time of Sale Prospectus” means the U.S. Preliminary Prospectus contained in the U.S. Registration Statement at the time of its effectiveness together with the documents and pricing information and the free writing prospectuses, if any, set forth in
Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  The term “Time of Sale” means [•] p.m., New York City time, on [•], 2026.
The offering contemplated by this Agreement includes, in addition to the offering in the
United States, (i) a public offering without listing of the Shares in Japan as described in
Schedule V, (ii) a public offering without listing of the Shares in Canada as described in
Schedule VI, (iii) a public offering of the European Retail Shares (as defined in Schedule VII hereto) in each of the Federal Republic of Germany, the Kingdom of Denmark, the French
Republic, the Netherlands, the Kingdom of Norway, the Kingdom of Spain and Sweden without admission to trading on a regulated market or an SME growth market (each within the meaning of the EU Prospectus Regulation (as defined below)) and a public offering of the European Retail

Shares in Switzerland without admission to trading on a Swiss trading venue, each as described in Schedule VII, (iv) an offering of the Shares to persons in Australia under an Australian
Prospectus (as defined below) and without admission to trading on the Australian Securities
Exchange, as described in Schedule VIII, and (v) a public offering of the Shares (including in the form of DIs (as defined below)) in the United Kingdom without admission to trading on a regulated market or primary MTF (as such terms are defined in Regulation 3 of The Public
Offers and Admissions to Trading Regulations 2024 ) and without publication of a prospectus in the United Kingdom as described in Schedule IX.
Morgan Stanley (the “U.S. Directed Share Underwriter”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to certain employees and certain other individuals designated by the Company (collectively, the “U.S. Participants”), as set forth in each of the U.S. Time of Sale Prospectus and the U.S. Prospectus under the heading “Underwriting” (the “U.S. Directed Share Program”).  The U.S. Directed Share
Underwriter, along with RBC Capital Markets, LLC, UBS Securities LLC, Mizuho Securities
USA LLC, Macquarie Capital (USA) Inc. and ING Financial Markets LLC (collectively, the
“International Directed Share Underwriters” and, together with the U.S. Directed Share
Underwriter, the “Directed Share Underwriters”), have also agreed to reserve a portion of the
Shares to be purchased by them under this Agreement for sale to certain employees and certain other individuals designated by the Company (collectively, the “International Participants”
and, together with the U.S. Participants, the “Participants”), as set forth in each of the U.S.
Time of Sale Prospectus and the U.S. Prospectus under the heading “Underwriting” (the
“International Directed Share Program” and, together with the U.S. Directed Share Program, the “Directed Share Program”).  The Shares to be sold by the Directed Share Underwriters and their respective affiliates pursuant to the Directed Share Program, at the direction of the
Company, are referred to hereinafter as the “Directed Shares.”  Any Directed Shares not
confirmed for purchase by any Participant by 7:00 a.m. Eastern Time on the business day after this Agreement is executed will be offered to the public by the Underwriters as set forth in the
U.S. Prospectus. The Company agrees and confirms that references to “affiliates” of Morgan
Stanley that appear in this Agreement shall be understood to include Morgan Stanley Smith
Barney LLC.
1.Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:
(a)The U.S. Registration Statement has become effective; no stop order suspending the effectiveness of the U.S. Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.
(b)The U.S. Registration Statement complies, and the U.S. Prospectus and any further amendments or supplements to the U.S. Registration Statement and the U.S.
Prospectus will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(c)(i) The U.S. Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the U.S. Time of Sale Prospectus did not, as of the Time of Sale, and will not, at the time of each sale of the Shares in connection with the offering when the U.S.
Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), as then amended or supplemented by the Company, if applicable, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) each broadly available road show, if any, did not conflict with the U.S. Time of Sale Prospectus and, when considered together with the U.S. Time of Sale Prospectus, did not, as of the Time of Sale, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
and (iv) the U.S. Prospectus, as of its date, will not include and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, and as of the Closing Date, will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the U.S. Registration Statement, the U.S. Time of Sale
Prospectus or the U.S. Prospectus based upon Underwriter Information (as defined in
Section 8(b) of this Agreement).
(d)The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the
Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the
Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the effective date of this Agreement, will comply, as of the date of such filing, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.
(e)The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the U.S. Registration Statement, the U.S. Time of Sale Prospectus

and the U.S. Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole (a “material adverse effect”).
(f)Each “significant subsidiary” (as such term is defined in Rule 1-02 of
Regulation S-X under the Securities Exchange Act of 1934, as amended (the “Exchange
Act”)) of the Company has been duly incorporated, organized or formed, as applicable, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the U.S. Registration Statement, the U.S.
Time of Sale Prospectus and the U.S. Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each such significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable under the relevant law) and are owned directly or indirectly by the Company and free and clear of all liens (other than liens for taxes not yet due and payable or for taxes being contested in good faith and for which adequate reserves have been established), encumbrances, equities or adverse claims, except for (i) those arising out of, under, or in connection with applicable securities laws, (ii) restrictions on transfer, hypothecation, or similar actions contained in any applicable organizational documents, and (iii) those arising in the ordinary course of business. The subsidiaries of the Company that are, individually, not a “significant subsidiary” would, collectively, not constitute a
“significant subsidiary.”
(g)This Agreement has been duly authorized, executed and delivered by the
Company.
(h)As of the Closing Date, the authorized capital stock of the Company will conform in all material respects as to legal matters to the description thereof contained in each of the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S.
Prospectus.

(i)The shares of Common Stock outstanding prior to the issuance of the
Shares have been duly authorized and are validly issued, fully paid and non-assessable.
(j)The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.  The issuance of the Shares will not be subject to any preemptive or similar rights that have not been validly waived or satisfied.
(k)The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not conflict with or result in a breach or violation of (i) the Certificate of Formation of the Company, dated as of
February 14, 2024 (as amended from time to time prior to the date hereof, the
“Certificate of Formation”), or the Amended and Restated Bylaws of the Company,
dated as of December 4, 2025 (as amended from time to time prior to the date hereof, the “Bylaws”), (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iii) any statute, rule or regulation or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the cases of clauses (ii) and (iii) as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company or its subsidiaries, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as have previously been obtained or waived or as may be required by the securities or Blue
Sky laws of the various states, foreign jurisdictions or the rules and regulations of the
Financial Industry Regulatory Authority (“FINRA”), in connection with the offer and sale of the Shares.
(l)There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or properties of the Company and its subsidiaries, taken as a whole, from that set forth in the U.S. Time of Sale Prospectus.
(m)Since January 1, 2023, except as otherwise disclosed in the U.S.
Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(n)There are no legal, governmental or regulatory investigations, actions, suits, arbitrations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings (i) accurately described in all material respects in each of the U.S. Registration Statement, the U.S.
Time of Sale Prospectus and the U.S. Prospectus, and (ii) that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement. There are no legal or governmental proceedings that are required to be described in the U.S. Registration Statement, the U.S. Time of Sale
Prospectus and the U.S. Prospectus and are not so described in all material respects; and
there are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject or by which the Company or any of its subsidiaries are bound that are required to be described in the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus or to be filed as exhibits to the U.S.
Registration Statement that are not so described in all material respects or filed as required.
(o)Each U.S. Preliminary Prospectus filed as part of the U.S. Registration
Statement as originally filed or as part of any amendment thereto, or filed pursuant to
Rule 424 under the Securities Act, complied when so filed, in all material respects with the applicable requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.
(p)The Company is not, and immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described each of the
U.S. Time of Sale Prospectus and in the U.S. Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of
1940, as amended.
(q)(i) The Company and each of its subsidiaries, taken as a whole, (A) are in compliance with any and all applicable foreign, federal, state and local laws, regulations, judgments and orders relating to the protection of human health and safety or the environment, including laws and regulations relating to the release or threatened release of, or exposure to, any chemical, substance, material or waste that is regulated or defined as hazardous, toxic or radioactive, or as a pollutant or contaminant, or words of similar meaning, in or under any law or regulation (any such laws or regulations collectively,
“Environmental Laws”), and have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and are in compliance with all terms and conditions of any such permit, license or approval, (B) have not received written notice of any actual or potential liability or obligation of, or violation by, the Company or its subsidiaries under any
Environmental Laws, (C) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (D) are not a party to any written order, decree or agreement that imposes any obligation or liability under any Environmental Law, except in each case of this clause (i) as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; (ii) except as described in the U.S Registration Statement, the U.S. Time of Sale Prospectus and the
U.S. Prospectus, there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental
Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed; and (iii) except as otherwise disclosed in the U.S. Registration Statement, the
U.S. Time of Sale Prospectus and the U.S. Prospectus, the Company is not aware of any costs or liabilities associated with Environmental Laws, that would reasonably be expected to have a material effect on the Company and its subsidiaries, taken as a whole.
(r)There are no contracts, agreements or understandings between the
Company and any person granting such person the right to require the Company to include such person’s securities with the Shares registered pursuant to the U.S.
Registration Statement that have not been complied with or waived.
(s)Neither the Company nor any of its subsidiaries or directly controlled affiliates (“controlled affiliates”), nor any director or officer thereof, or, to the
Company’s knowledge, any employee, agent or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the
Company or its subsidiaries or controlled affiliates, or to otherwise secure any improper advantage, or to any person in violation of (i) the U.S. Foreign Corrupt Practices Act of
1977, (ii) the UK Bribery Act 2010, or (iii) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption
(collectively, the “Anti-Corruption Laws”).
(t)The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control
Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-
Money Laundering Laws”).
(u)(i) None of the Company, any of its subsidiaries, any director or officer, nor, to the Company’s knowledge, any employee, agent or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is majority owned or controlled by one or more Persons that are:
(A)the subject of any sanctions administered or enforced by
the United States Government (including, without limitation, the U.S.
Department of the Treasury’s Office of Foreign Assets Control and the
U.S. Department of State), the United Nations Security Council, the
European Union, His Majesty’s Treasury, or any other applicable sanctions authority (collectively, “Sanctions”), or
(B)located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk
People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran and North Korea,
collectively referred to as the “Sanctioned Countries”).
(ii)The Company and each of its subsidiaries (A) have not since April
24, 2019, directly or knowingly indirectly engaged in, (B) are not now directly or knowingly indirectly engaged in, and (C) will not directly or knowingly indirectly engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions, or with, in or involving any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions.
(v)The Company will not, directly or knowingly indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(i)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions except to the extent permitted for a Person required to comply with Sanctions;
(ii)to fund or facilitate any money laundering or terrorist financing activities, as defined in the Anti-Money Laundering Laws; or
(iii)in any other manner that would cause or result in a violation of any
Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by any Person
(including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(w)The Company and its subsidiaries have, in the past three (3) years, with respect to applicable Anti-Corruption Laws and Anti-Money Laundering Laws, and since
April 24, 2019, with respect to applicable Sanctions, conducted their businesses in compliance with applicable Sanctions and in material compliance with applicable Anti-
Corruption Laws and Anti-Money Laundering Laws, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws, or Sanctions is pending or, to the Company’s knowledge, threatened.  The Company and its subsidiaries and controlled affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with applicable
Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.
(x)The Company will not, and will not cause any of its subsidiaries to, (a) be or become a “covered foreign person,” as that term is defined in the regulations administered and enforced, together with any related public guidance issued, by the
United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023,

or any similar law or regulation; as of the date of this Agreement, and as codified at 31
C.F.R. § 850.101 et seq. (the “Outbound Investment Rules”), or (b) engage, directly or indirectly, in (i) a “prohibited transaction,” as defined in the Outbound Investment Rules,
(ii) with respect to any subsidiary of the Company that is not a U.S. Person (as defined in the Outbound Investment Rules), any activity that would constitute a “prohibited transaction,” as defined in the Outbound Investment Rules, if such subsidiary were a U.S.
Person, or (iii) any other activity that would cause the Underwriters to be in violation of the Outbound Investment Rules or cause the Underwriters to be legally prohibited by the
Outbound Investment Rules from performing under this Agreement.
(y)The Company and each of its subsidiaries have good and marketable fee simple title to all real property owned by them and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except for (i) those that do not materially impair the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (ii) as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the
Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.
(z)Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole,
(i) each data center owned, leased or operated by the Company or its subsidiaries that is used or intended to be used in the Company’s or its subsidiaries’ businesses for artificial intelligence compute infrastructure purposes (together with any related infrastructure and/
or co-generation facilities, each, a “Data Center”) and that is operational as of the date hereof operates in all material respects in conformance with such Data Center’s design specifications and contracted requirements and applicable legal requirements; and
(ii) each completed Data Center has sources of primary power and backup power sufficient to permit such Data Center to maintain critical IT load to operate such Data
Center as intended in all material respects, including in the event of temporary utility power interruptions.
(aa)Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i)
the Company and its subsidiaries own or have a valid right to use all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), technology, domain names, trademarks, service marks and trade names, together with the goodwill associated therewith (collectively, “Intellectual Property Rights”) used in or otherwise reasonably necessary to the conduct of, their respective businesses as currently conducted

(“Company IP”) (provided that this clause (i) shall not be deemed a representation or warranty of non-infringement, which is covered solely by clause (v)); (ii) the Intellectual
Property Rights owned by the Company or any of its subsidiaries are subsisting and, to the Company’s knowledge, valid and enforceable, and, except as otherwise disclosed in the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the U.S.
Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any
Company IP; (iii) neither the Company nor any of its subsidiaries has received any written notice in the past three (3) years (and, with respect to patents, in the past six (6)
years) alleging any infringement, misappropriation or other violation of Intellectual
Property Rights; (iv) to the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has in the past three (3) years (and, with respect to patents, in the past six (6) years) infringed, misappropriated or otherwise violated, any Company IP; (v) neither the Company nor any of its subsidiaries infringes, misappropriates or otherwise violates, or has in the past three (3) years (and, with respect to patents, in the past six (6) years) infringed, misappropriated or otherwise violated, any third-party Intellectual Property Rights; (vi) all employees and contractors engaged in the development of Intellectual Property Rights for or on behalf of the Company or any subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable subsidiary, and to the Company’s knowledge no such agreement has been breached or violated; and (vii) the
Company and its subsidiaries use, and have used in the past three (3) years, commercially reasonable efforts to maintain and protect the confidentiality of all material proprietary information intended to be maintained as a trade secret.
(bb)Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, none of the Company nor any of its subsidiaries develop, use or distribute any software or other materials under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU
Lesser General Public License and GNU Affero General Public License) (“Open Source
Software”) in any manner that requires or has required (i) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (ii) any software code or other technology owned by the Company or any of its subsidiaries to be (A) disclosed or distributed in source code form to any third party, (B) licensed for the purpose of making derivative works or (C) redistributed at no charge; provided that, this representation does not apply to any software or other materials that the Company or any of its subsidiaries has intentionally released or distributed under an open source or similar license.
(cc)Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i)
the Company and each of its subsidiaries have in the past three (3) years complied, and are presently in compliance with, all externally published privacy policies, contractual obligations, binding industry standards, applicable laws, statutes, judgments, orders or rules and regulations of any court or arbitrator or other governmental or regulatory authority, in each case, where binding upon the Company and its subsidiaries, relating to the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing by the Company or any of its subsidiaries of personal data or personal information (such data or information, “Personal Data”) (collectively, the “Data
Security Obligations”); (ii) in the past three (3) years, the Company and its subsidiaries have not received any written notification or written complaint alleging, and are unaware of any other facts that, singly or in the aggregate, would reasonably indicate, non-
compliance with any Data Security Obligation by the Company or any of its subsidiaries;
and (iii) there is no action, investigation, inquiry, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened alleging non-compliance with any Data Security Obligation by the
Company or any of its subsidiaries.
(dd)Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i)
the Company’s and its subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology and confidential or sensitive data stored therein (including Personal Data)
used in connection with the operation of the Company’s and its subsidiaries’ respective businesses (“IT Systems and Data”) operate and perform as required for the operation of the respective businesses of the Company and its subsidiaries as currently conducted and, to the Company’s knowledge, are free and clear of bugs, errors, defects, Trojan horses, time bombs, malware or other corruptants; (ii) the Company and each of its subsidiaries have in the past three (3) years taken commercially reasonable technical and organizational measures designed to protect the IT Systems and Data against unlawful breach, destruction, loss, distribution, disclosure, use, access, disablement, misappropriation, modification or other compromise (“Breach”); and (iii) in the past three (3) years, there has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any such Breach.
(ee)Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the
Company and its subsidiaries have (i) taken all steps required by Data Security
Obligations in order to collect and use, without any violation of Data Security
Obligations, any data or content (including text, numbers, images, photos, graphics, video, audio, or computer code) that has been used by the Company or its subsidiaries to develop, test or improve any AI Technology (any such data or content, collectively, “AI
Inputs”) in the conduct of the respective businesses of the Company and its subsidiaries
(including as needed to use AI Inputs to develop, train, refine, fine tune, distill, test or improve the AI Technologies of the Company and its subsidiaries), (ii) complied with all applicable and enforceable use restrictions and other requirements of any license or other contract (including any website terms of use or terms of service) governing the collection and use of such AI Inputs by the Company or any of its subsidiaries, and (iii) not used any AI Technologies in a manner that adversely affects the ownership, validity or enforceability of any Company IP that the Company or any of its subsidiaries intended to own or would have owned if created without the use of such AI Technology.  “AI
Technology” means any machine based techniques and technologies that can mimic human intelligence or infer from any input received how to generate outputs such as predictions, content, recommendations or decisions that may influence physical or virtual environments, including, to the extent they meet the foregoing criteria, (1) deep learning, machine learning, natural language processing, large language models, automation and other artificial intelligence technologies and (2) software or systems that make use of or employ neural networks, statistical learning algorithms (like linear and logistic regression, support vector machines, random forests, k-means clustering), reinforcement learning or related computational methods.
(ff)Neither the Company nor its subsidiaries has, in the past three (3) years, had any material labor disputes and none currently exists or is threatened.
(gg)The Company and its subsidiaries and any “Employee Benefit Plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”))
established or maintained by the Company, its subsidiaries or their “ERISA
Affiliates” (as defined below) (each, a “Plan”) is and has been operated in compliance with its terms and all applicable laws, including ERISA and the Internal Revenue Code of
1986, as amended, and the regulations and published interpretations thereunder (the
“Code”), in all material respects. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan and no Plan, if terminated, would have any “amount of unfunded benefit liabilities” (as defined under
ERISA), as the fair market value of the assets under each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such
Plan). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan, (ii) Sections 412 and 430, 4971,
4975 or 4980B of the Code or (iii) Sections 302 and 303, 406, 4063 and 4064 of ERISA.
To the Company’s knowledge, each Plan that is intended to be qualified under Section
401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification.  There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department
of Labor, the Pension Benefit Guaranty Corporation or any other governmental or other regulatory entity or agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or any of its subsidiaries.  Neither the
Company nor any of its subsidiaries have any “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106).
“ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the
Code of which the Company or such subsidiary is a member.

(hh)The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as the Company believes are prudent in the businesses in which they are currently engaged, except where the failure to be insured would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(ii)The Company and its subsidiaries are in compliance in all material respects with all applicable laws, regulations or other requirements of the United States
Federal Aviation Administration applicable to commercial rocket launches and reentries
(collectively, the “Launch Services Laws”), and neither the Company nor any of its subsidiaries has received any notice of a failure to comply with applicable Launch
Services Laws, except for any such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(jj)Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i)
neither the Company nor any of its subsidiaries are in breach of or default under any current Government Contract (as defined below), and, to the Company’s knowledge, no event has occurred which would constitute such a breach or default by the Company or any of its subsidiaries; (ii) the Company and its subsidiaries are in compliance in all material respects with all applicable laws, including the Federal Acquisition Regulation
(“FAR”), FAR and FAR agency supplement cost principles, Service Contract Act of
1963, as amended (including requirements for paying applicable Service Contract Act wage rate and fringe benefit rates), the Truthful Cost and Pricing Data Act, the
Procurement Integrity Act and the Anti-Kickback Act, where and as applicable to each current Government Contract or Government Bid (as defined below); (iii) no reasonable basis exists to give rise to a claim for fraud (as such concept is defined under the laws of the United States) in connection with any Government Contract under the False Claims
Act; and (iv) no current Government Contract or Government Bid is currently the subject of any bid protest before any Governmental Authority. Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries have not (i) been the subject or target of any audit (other than pre-award, post-award or indirect rate audits by the Defense Contract Audit Agency or the Defense Contract Management Agency or
other Governmental Authorities performing a similar function in the ordinary course of business), subpoena, investigation, prosecution or administrative proceeding related to any Government Contract or Government Bid, nor (ii) made any voluntary or mandatory disclosure to any Governmental Authority with respect to any alleged material irregularity, misstatement, noncompliance or omission arising under or relating to a

Government Contract or Government Bid. The Company and its subsidiaries are not (i)
debarred or suspended from participation in, or the award of, contracts with any
Governmental Authority, nor (ii) the subject of any debarment or suspension inquiry.  As used in this Section 1(jj): “Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body; “Government Bid” means any outstanding quotation, bid or proposal by the Company that, if accepted or awarded, would lead to a Government Contract; and
“Government Contract” means any contract, including any purchase order or other transaction authority agreement, entered into between the Company and (A) any
Governmental Authority; (B) any prime contractor to any Governmental Authority (in its capacity as such); or (C) any subcontractor (of any tier) with respect to any contract described in clauses (A) and (B).
(kk)The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon
(except for cases in which the failure to file or pay would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith by appropriate proceedings and for which reserves required by generally accepted accounting principles (“U.S. GAAP”) have been created in the financial statements of the
Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.
(ll)The financial statements included in each of the U.S. Registration
Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the U.S. Registration Statement, the U.S. Time of Sale
Prospectus and the U.S. Prospectus has been derived from the accounting records of the
Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the U.S. Registration Statement, the U.S. Time of Sale Prospectus and
the U.S. Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.
(mm)There is and has been no failure on the part of the Company or any of the
Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith.
(nn)PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the U.S. Registration Statement and included in each of the U.S. Registration
Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the
Securities Act and the applicable rules and regulations thereunder adopted by the
Commission and the Public Company Accounting Oversight Board (United States).
(oo)The Company maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) (as defined in Rule
13(a)-15(f) under the Exchange Act) and (y) any change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.
(pp)The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to comply with the requirements of the Exchange Act, as applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the
Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
(qq)The U.S. Time of Sale Prospectus and the U.S. Prospectus and any U.S.
Preliminary Prospectus comply, and any amendments or supplements thereto will comply, with any laws or regulations of foreign jurisdictions applicable to the Directed
Share Program, to the extent the U.S. Time of Sale Prospectus, the U.S. Prospectus or any

U.S. Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in such foreign jurisdiction in connection with the Directed Share Program.
(rr)No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.
(ss)The Company has not offered, or caused any of the Directed Share
Underwriters or any Directed Share Underwriter Entity (as defined in Section 9) to offer,
Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
(tt)The Company (i) has not alone engaged in any Testing-the-Waters
Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of
Rule 501 under the Securities Act and (ii) has not authorized anyone other than the
Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any
Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule III hereto.
“Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.
(uu)As of the time of each sale of the Shares in connection with the offering when the U.S. Prospectus is not yet available to prospective purchasers, none of (i) the
U.S. Time of Sale Prospectus, (ii) any free writing prospectus, when considered together with the U.S. Time of Sale Prospectus, and (iii) any individual Testing-the-Waters
Communication, when considered together with the U.S. Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter Information.
(vv)The statements set forth in the U.S. Time of Sale Prospectus and the U.S.
Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of Common Stock, under the caption “Material U.S.
Federal Income Tax Considerations for Non-U.S. Holders of Class A Common Stock,”
and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with Underwriter
Information.
(ww)No forward-looking statement (within the meaning of Section 27A of the
Securities Act and Section 21E of the Exchange Act) included in any of the U.S.
Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus has
been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(xx)There are no debt securities issued by the Company or any of its subsidiaries that are rated by any “nationally recognized statistical rating organization,”
as that term is defined by the Commission for purposes of Rule 436(g)(2) under the
Exchange Act.
(yy)The holders of shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock that have not delivered executed lock-up agreements (as described in Section 6(o)) to the Representatives as of the date hereof are bound by market standoff provisions with the Company pursuant to which such holders have agreed not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of such holder’s securities during the Restricted
Period (as defined below) without the consent of the Company (“Market Standoff
Provisions”) that are enforceable by the Company.  Each such Market Standoff Provision is in full force and effect as of the date hereof and shall remain in full force and effect during the Restricted Period, except that this provision shall not prevent the Company from effecting such a waiver or amendment to permit a transfer of securities which would be permissible if such securities were subject to the terms of the lock-up agreement in the form set forth in Exhibit A hereto.
2.Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in
Schedule I hereto opposite its name at $[•] a share (the “Purchase Price”).
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional
Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•]
Additional Shares at the Purchase Price; provided, however, that the amount paid by the
Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such
Additional Shares.  The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional
Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option
Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of
Additional Shares (subject to such adjustments to eliminate fractional shares as the
Representatives may determine) that bears the same proportion to the total number of Additional
Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in
Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm
Shares.
3.Terms of Public Offering.  The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the U.S. Registration Statement and this Agreement have become effective as in the
Representatives’ judgment is advisable.  The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering
Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any
Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.
The Company is further advised that the Shares are to be offered to the public as further described in Schedules V-IX hereto.
4.Payment and Delivery.  Payment for the Firm Shares shall be made to the
Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at [•] a.m., New York
City time, on [•], 2026, or at such other time on the same or such other date, not later than [•],
2026, as shall be designated in writing by the Company and the Representatives.  The time and date of such payment are hereinafter referred to as the “Closing Date.”
Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at [•] a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [•], 2026, as shall be designated in writing by
Goldman Sachs.
The Shares shall be registered in such names and in such denominations as Goldman
Sachs shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to Goldman Sachs on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

Payment and delivery of the Shares shall be further conducted in the manners described in Schedules V-IX hereto.
5.Conditions to the Underwriters’ Obligations.  The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the U.S. Registration
Statement shall have become effective not later than [•] p.m. (New York City time) on the date hereof.
The several obligations of the Underwriters are subject to the following further conditions, or waiver thereof to the reasonable satisfaction of the Representatives:
(a)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)no order suspending the effectiveness of the U.S. Registration
Statement shall be in effect, and no proceeding for such purpose or pursuant to
Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; and
(ii)there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the U.S. Time of Sale Prospectus that, in the
Representatives’ judgment, is material and adverse and that makes it, in the
Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the U.S. Time of Sale Prospectus.
(b)The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) through 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this
Agreement and in each of Schedules V-IX are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing
Date.
The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(c)The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Gibson, Dunn & Crutcher LLP, outside counsel for the
Company, dated the Closing Date, in form and substance reasonably satisfactory to the
Underwriters.

(d)The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the
Underwriters.
With respect to the negative assurance letters to be delivered pursuant to Sections 5(c)
and (d) above, Gibson, Dunn & Crutcher LLP and Davis Polk & Wardwell LLP may state that their opinions and beliefs are based upon their participation in the preparation of the U.S.
Registration Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus and any
amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.
The opinion of Gibson, Dunn & Crutcher LLP described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.
(e)The Underwriters shall have received, on each of the date hereof and the
Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the U.S. Registration
Statement, the U.S. Time of Sale Prospectus and the U.S. Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(f)The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director, and shareholder of the
Company listed on Schedule IV hereto, substantially in the form set forth in Exhibit A hereto.
(g)The Shares shall have been approved for listing on The Nasdaq Stock
Market LLC (“Nasdaq”) and Nasdaq Texas, LLC (“Nasdaq Texas”), each subject only to official notice of issuance.
(h)The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option
Closing Date of the following, or waiver thereof to the reasonable satisfaction of the
Representatives:
(i)a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the
Closing Date pursuant to Section 5(b) hereof remains true and correct as of such
Option Closing Date;
(ii)an opinion and negative assurance letter of Gibson, Dunn &
Crutcher LLP, outside counsel for the Company, dated the Option Closing Date,

relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;
(iii)an opinion and negative assurance letter of Davis Polk & Wardwell
LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the
Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;
(iv)a letter dated the Option Closing Date from
PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing
Date shall use a “cut-off date” not earlier than two business days prior to such
Option Closing Date; and
(v)such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
6.Covenants of the Company.  The Company covenants with each Underwriter as follows:
(a)To furnish to the Representatives upon written request, without charge, conformed copies of the U.S. Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the U.S. Registration Statement
(without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or
6(f) below, as many copies of the U.S. Time of Sale Prospectus, the U.S. Prospectus and
any supplements and amendments thereto or to the U.S. Registration Statement as the
Representatives may reasonably request.
(b)Before amending or supplementing the U.S. Registration Statement, the
U.S. Time of Sale Prospectus or the U.S. Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner, and to file with the Commission within the applicable period specified in
Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such
Rule.
(c)To prepare and file with the Commission pursuant to Rule 424(b), as promptly as possible and in any event no later than the Closing, the U.S. Prospectus setting forth the amount of Shares covered thereby, and the terms thereof not otherwise specified in the U.S. Preliminary Prospectus.

(d)To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.
(e)Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities
Act a free writing prospectus prepared by or on behalf of the Underwriter that the
Underwriter otherwise would not have been required to file thereunder.
(f)If the U.S. Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the U.S. Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the U.S. Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the U.S. Time of Sale
Prospectus conflicts with the information contained in the U.S. Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the U.S. Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the U.S. Time of
Sale Prospectus so that the statements in the U.S. Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the U.S. Time of Sale
Prospectus is delivered to a prospective purchaser, be misleading or so that the U.S. Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the U.S.
Registration Statement, or so that the U.S. Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(g)If, during such period after the first date of the public offering of the
Shares as in the reasonable opinion of counsel for the Underwriters the U.S. Prospectus
(or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the U.S. Prospectus in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus (or in lieu thereof the notice referred to in Rule
173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the U.S. Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the U.S.
Prospectus so that the statements in the U.S. Prospectus as so amended or supplemented will not, in the light of the circumstances when the U.S. Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the U.S. Prospectus, as amended or supplemented, will comply with applicable law.
(h)If required by applicable law, to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, that would subject it to taxation in any jurisdiction where it is not now so subject, that would require it to list the Shares on any securities exchange other than Nasdaq or Nasdaq Texas, or that would subject it to ongoing reporting requirements (other than Japan and Canada).
(i)To make generally available (which may be satisfied by successfully filing with the Commission on its Electronic Data Gathering, Analysis and Retrieval System) to
the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(j)To comply in all material respects with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
(k)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares to the Underwriters and any transfer or other taxes payable in connection therewith, (ii)
the costs incident to the preparation, printing, translation and filing under the Securities
Act of the U.S. Registration Statement, any U.S. Preliminary Prospectus, the U.S. Time
of Sale Prospectus, the U.S. Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (iii) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants, (iv) the costs of preparing, printing or distributing any Blue Sky, World Sky or similar Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and laws of
non-U.S. jurisdictions, the costs incurred by the Company in connection with the registration or qualification, marketing and sale of the Shares under the laws of such jurisdictions as the Representatives may designate, and the costs incident to the preparation, printing, translation and filing of any and all documents necessary (and any amendments and supplements thereto) to consummate the Japanese POWL, Canadian

Offering, European Offering, Australian Offering and the UK Offering, as applicable, and the distribution thereof, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided that the aggregate amount payable by the
Company with respect to fees and expenses of counsel to the Underwriters pursuant to clause (v) shall not, in the aggregate, exceed $200,000), (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to Class A Common Stock and all costs and expenses incident to listing the
Shares on Nasdaq and Nasdaq Texas, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix)
the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and fifty
(50) percent of the cost of any aircraft chartered in connection with the road show (with the remaining fifty (50) percent of such costs to be paid by the Underwriters), (x) the document production charges and expenses associated with printing this Agreement, (xi)
all fees and disbursements of counsel incurred by the Underwriters in connection with the
Directed Share Program (provided that the aggregate amount payable by the Company with respect to such fees and expenses of counsel under this clause (xi) shall not exceed
$350,000) and stamp duties or similar taxes or duties, if any, incurred by the
Underwriters in connection with the Directed Share Program (other than any refundable stock transfer tax imposed by the State of New York), and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,”
Section 9 entitled “Directed Share Program Indemnification” and the last paragraph of
Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
(l)If at any time following the distribution of any Testing-the-Waters
Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters
Communication to eliminate or correct such untrue statement or omission.

(m) During the Restricted Period, the Company will not, without the prior written consent of Goldman Sachs, in its sole discretion, release, waive or amend any lock-up, market standoff or similar restrictions applicable to its employees, officers, directors or shareholders; provided that such prior written consent shall not be required for any such releases, waivers or amendments that occur on terms described in the U.S.
Time of Sale Prospectus. For the avoidance of doubt, it is understood that the Company will enforce these lock-up, market standoff or similar restrictions, including, without limitation, through the issuance of stop transfer instructions to the Company’s transfer agent with respect to any transaction that would constitute a breach of, or default under, the transfer restrictions described in the U.S. Time of Sale Prospectus.
(n)The Company will apply the net proceeds from the sale of the Shares as described in the U.S. Registration Statement, the U.S. Time of Sale Prospectus and the
U.S. Prospectus under the heading “Use of Proceeds.”
(o)During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the U.S. Prospectus (the Restricted
Period”), the Company also covenants with each Underwriter that, without the prior written consent of Goldman Sachs, it will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities
Act relating to, any shares of Common Stock, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to do any of the foregoing (provided that, should the Company make a confidential submission to the
Commission, it shall notify Goldman Sachs of such submission), or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of
Common Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement).  For purposes of this section, a “Trading Day” is a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities.
The restrictions contained in the preceding paragraph shall not apply to (a) the
Shares to be sold hereunder, (b) the issuance by the Company of shares of Common
Stock upon the exercise (including any net exercise) of an option or warrant, the vesting and settlement (including any net settlement) of restricted stock units or similar equity awards or the reclassification or conversion of a security, in each case outstanding on the date hereof and identified in the U.S. Time of Sale Prospectus or the U.S. Prospectus, (c)
the grant or issuance by the Company, or exercise or settlement (in cash, shares of
Common Stock or otherwise), of options, stock appreciation rights, restricted stock awards, restricted stock units, performance stock awards or any other type of equity award or arrangement to employees, officers, directors, advisors or consultants of the
Company pursuant to employee benefit plans described in the U.S. Time of Sale
Prospectus or the U.S. Prospectus or the issuance by the Company of Common Stock pursuant to an employee stock purchase plan of the Company described in the U.S. Time of Sale Prospectus or the U.S. Prospectus, (d) the filing by the Company of one or more registration statements with the Commission on Form S-8 or any successor form thereto with respect to any of the employee benefit plans described in the U.S. Time of Sale
Prospectus or the U.S. Prospectus, (e) the establishment or amendment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i)
such plan does not provide for the transfer of Common Stock during the Restricted Period
(except to the extent otherwise allowed pursuant to the terms of the form of lock-up agreement attached as Exhibit A hereto) and (ii), to the extent a public announcement or filing under the Exchange Act, if any, is required of, or voluntarily made by, the
Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during any lock-up period to which such shareholder, officer or director is bound, (f) sales of Common Stock on behalf of an employee of the Company to satisfy the withholding taxes payable upon the vesting, exercise or settlement of such employee’s equity awards pursuant to employee benefit plans described in the U.S. Time of Sale Prospectus or the U.S. Prospectus, or (g) the sale, exchange, or issuance of, or entry into an agreement to sell, exchange, or issue, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, options, restricted stock, restricted stock units, or warrants) in connection with any acquisition of the equity interests or assets of any person, the acquisition by the
Company or its subsidiary by any means of any license, right to use, business, properties, assets, products, technologies or person, in one or a series of transactions (whether by means of merger, stock or equity purchase, asset purchase or otherwise), including pursuant to an employee benefit plan assumed by the Company in connection with such transaction, or in connection with joint ventures, commercial relationships or other strategic or collaborative corporate transactions or alliances, or any announcement or filing of a registration statement related thereto.
If Goldman Sachs, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in this Section 6(o) for an officer or director of the
Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.
(p)The Company will use its best efforts to effect and maintain the listing of the Shares on Nasdaq and Nasdaq Texas.

7.Representations and Covenants of the Underwriters.
(a)Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the
Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
(b)Each Underwriter represents and agrees that any Testing-the-Waters
Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Securities
Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3),
(a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act, and each Underwriter has not distributed or authorized any other person to distribute, and will not distribute or authorize any other person to distribute, any Written Testing-the-Waters Communication other than those listed on Schedule III hereto, in each case other than with the prior written consent or authorization of the Company.
8.Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and their respective employees from and against any and all losses, claims, damages and liabilities
(including, without limitation, any legal or other out-of-pocket expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the
U.S. Registration Statement or any amendment thereof, any U.S. Preliminary Prospectus, the
U.S. Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the
Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the U.S.
Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Underwriter Information.
(b)Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the U.S. Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such
Underwriter through the Representatives expressly for use in the U.S. Registration

Statement, any U.S. Preliminary Prospectus, the U.S. Time of Sale Prospectus, any issuer free writing prospectus, road show or the U.S. Prospectus or any amendment or supplement thereto; it being understood and agreed that the only such information furnished by any such Underwriter consists of the following information in the U.S.
Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting;” the information contained in the eighth paragraph under the caption “Underwriting;” and the information contained in the first sentence of the twentieth paragraph under the caption
“Underwriting” (the “Underwriter Information”).
(c)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (y) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.
No indemnifying party shall, without the prior written consent of the indemnified party,

effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, wrongdoing, culpability or a failure to act by or on behalf of any indemnified party.
(d)To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii)  if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the
Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting underwriting commissions and discounts but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the U.S. Prospectus, bear to the aggregate Public
Offering Price of the Shares.  The relative fault of the Company on the one hand and the
Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’
respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
(e)The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation
(even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this
Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any
Underwriter, any person controlling any Underwriter, or any affiliate of any Underwriter or their respective employees or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the
Shares.
9.Directed Share Program Indemnification.  (a) The Company agrees to indemnify and hold harmless the Directed Share Underwriters, each person, if any, who controls the
Directed Share Underwriters within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, each employee of the Directed Share Underwriters, and each affiliate of the Directed Share Underwriters within the meaning of Rule 405 of the Securities Act
(the “Directed Share Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to
Participants in connection with the Directed Share Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed Shares that the
Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the
Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter Entities.
(b)In case any proceeding (including any governmental investigation) shall be instituted involving any Directed Share Underwriter Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Directed Share Underwriter Entity
seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Directed Share Underwriter Entity, shall retain counsel reasonably satisfactory to the Directed Share Underwriter Entity to represent the Directed Share
Underwriter Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Directed Share Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such
Directed Share Underwriter Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Directed Share Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not, in respect of the legal expenses of the Directed Share Underwriter Entities in connection with any such proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Directed
Share Underwriter Entities.  Any such separate firm for the Directed Share Underwriter
Entities shall be designated in writing by the Directed Share Underwriters.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Directed Share Underwriter Entities from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time a Directed Share Underwriter Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Directed Share Underwriter
Entity in accordance with such request prior to the date of such settlement.  The
Company shall not, without the prior written consent of the Directed Share Underwriters, effect any settlement of any pending or threatened proceeding in respect of which any
Directed Share Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Directed Share Underwriter Entity, unless such settlement includes an unconditional release of the Directed Share Underwriter Entities from all liability on claims that are the subject matter of such proceeding.
(c)To the extent the indemnification provided for in Section 9(a) is unavailable to a Directed Share Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Directed Share Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Directed Share Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Share
Underwriter Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 9(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(i) above but also the relative fault of the Company on the one hand and of the
Directed Share Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Directed Share Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares
(before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Underwriter Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares.  If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Directed Share Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the
Company or by the Directed Share Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(d)The Company and the Directed Share Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Directed Share Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c).  The amount paid or payable by the Directed Share Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Directed Share Underwriter Entities in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Directed
Share Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Directed Share
Underwriter Entity has otherwise been required to pay.  The remedies provided for in this
Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(e)The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this
Agreement, (ii) any investigation made by or on behalf of any Directed Share
Underwriter Entity or the Company, its officers or directors or any person controlling the
Company and (iii) acceptance of and payment for any of the Directed Shares.
10.Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New
York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the
Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities (v) a material adverse change in national or international financial, political, or economic conditions which has a material adverse impact on the financial markets in the United States, or (vi) there shall have occurred any outbreak or escalation of hostilities, the declaration of a national emergency or war, any acts of terrorism, or any change in financial markets or any calamity or crisis that, in the Representatives’ reasonable judgment, is material and adverse and which, singly or together with any other event specified in clauses (v) or (vi), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the U.S. Time of Sale Prospectus or the U.S. Prospectus.
11.Third Party Beneficiaries. Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.  This Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns; provided, however, each of the parties hereby agrees that (i) each of Goldman Sachs Canada Inc., Goldman
Sachs Bank Europe SE, Morgan Stanley Canada Limited, Morgan Stanley Europe SE, Merrill
Lynch Canada Inc., BofA Securities Europe SA, Citigroup Global Markets Canada Inc.,
Citigroup Global Markets Europe AG, J.P. Morgan Securities Canada Inc., J.P. Morgan SE,
Barclays Capital Inc., Barclays Capital Canada Inc., Deutsche Bank Securities Inc., RBC Capital
Markets, LLC, RBC Dominion Securities Inc., UBS Securities LLC, UBS AG, UBS Securities
Canada Inc., Wells Fargo Securities, LLC, Wells Fargo Securities Canada, Ltd., Banco BTG
Pactual S.A. – Cayman Branch, ING Bank N.V., Macquarie Capital (USA) Inc., Mirae Asset
Securities Co., Ltd., Mizuho Securities USA LLC, Mizuho Securities Canada Inc., Santander US
Capital Markets LLC, Banco Santander, S.A., Allen & Company LLC, Cantor Fitzgerald & Co.,
Cantor Fitzgerald Canada Corporation, Needham & Company, LLC, Raymond James &
Associates, Inc., Raymond James Ltd., SG Americas Securities, LLC, Société Générale, Société
Générale Capital Canada Inc., Stifel, Nicolaus & Company, Incorporated, Stifel Nicolaus Canada
Inc. and William Blair & Company, L.L.C. is an intended third party beneficiary of all terms of this Agreement, and has the right to enforce the provisions of this Agreement as if he/she/it was a party to this Agreement as an Underwriter, and (ii) the Australian Coordinator (as defined below)
is an intended third party beneficiary of certain provisions in Schedule VIII (as outlined in that
Schedule), and has the right to enforce those provisions in Schedule VIII as if the Australian
Coordinator was a party to this Agreement.
12.Acknowledgement and Consent to Bail-In of European Economic Area Financial
Institutions.  Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and
acknowledges, accepts, and agrees to be bound by:
(a)the effect of the exercise of Bail-in Powers by the Relevant Resolution
Authority in relation to any BRRD Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(i)the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(ii)the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant Underwriter(s) or another person (and the issue to or conferral on the Company of such shares, securities or obligations);
(iii)the cancellation of the BRRD Liability;
(iv)the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;
(b)the variation of the terms of this Agreement, or any other agreements or arrangements hereunder as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
(c)For the purposes of this Section 12:
“Bail-in Legislation” means, in relation to a member state of the
European Economic Area, which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;
“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant
Bail-in Legislation;
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended, including by Directive 2019/879/EU of May 20, 2019;
“BRRD Liability” means a liability under this Agreement in respect of which the relevant Write-Down and Conversion Powers in the applicable
Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/
documents-guidelines/eu-bail-legislation-schedule; and
“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to any Underwriter.
(d)No repayment or payment of any BRRD Liability will become due and payable or be paid after the exercise of any bail-in power or taking of any other resolution action by the relevant resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.
13.Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting
Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the
Representatives may specify, to purchase the Shares which such defaulting Underwriter or
Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this
Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any
Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within
36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either the Representatives or the
Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the U.S. Registration Statement, in the U.S.
Time of Sale Prospectus, in the U.S. Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, and not as a result of the default by the Underwriters or the occurrence of any of the events set forth in Section 10(i), (iv), (v) or (vi), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters (and their affiliates) in connection with this Agreement or the offering contemplated hereunder.
14.Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this
Agreement) that relate to the offering of the Shares, represents the entire agreement between the
Company, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of any U.S. Preliminary Prospectus, the U.S. Time of Sale Prospectus, the U.S.
Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
(b)The Company acknowledges that in connection with the offering of the
Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the
Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
15.Recognition of the U.S. Special Resolution Regimes.  (a) In the event that any
Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special
Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act
Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special
Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default
Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section, a “BHC Act Affiliate” has the meaning assigned to the term
“affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered
Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default
Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12
C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title
II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
16.Counterparts; Electronic Signatures.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of
2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
17.Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
18.Waiver of Jury Trial.  The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
19.Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
20.Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Goldman Sachs at
Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, attention:
Registration Department, email: registration-syndops@ny.email.gs.com, facsimile: (212)
902-9316; Morgan Stanley at Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New
York, New York 10036, attention: Investment Banking Division, facsimile: (212) 507-8999;
BofA at BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention:
Syndicate Department, email: dg.ecm_execution_services@bofa.com, with a copy to: ECM
Legal, dg.ecm_legal@bofa.com; Citi at Citigroup Global Markets Inc., 388 Greenwich Street,
New York, New York 10013, attention: General Counsel, facsimile: (646)-291-1469; or to J.P.
Morgan at J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017,
attention: Equity Syndicate Desk, facsimile: (212) 622-8358; and if to the Company shall be delivered, mailed or sent to the addresses of the Company set forth on the cover of the U.S.
Registration Statement.
[Signature Pages Follow]
[Signature Page to the Underwriting Agreement]

Very truly yours,

SPACE EXPLORATION TECHNOLOGIES CORP.

By:
Name:
Title:
[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof

GOLDMAN SACHS & CO. LLC MORGAN STANLEY & CO. LLC BOFA SECURITIES, INC. CITIGROUP GLOBAL MARKETS INC. J.P. MORGAN SECURITIES LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

By:	MORGAN STANLEY & CO. LLC

By:
Name:
Title:

By:	BOFA SECURITIES, INC.

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.
By:

By:
Name:
Title:

By:	J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

[Signature Page to the Underwriting Agreement]

By:	DEUTSCHE BANK AKTIENGESELLSCHAFT

By:
Name:
Title:
I-1
SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Goldman Sachs & Co. LLC(1) ...............................................	[•]
Morgan Stanley & Co. LLC(2) ...............................................	[•]
BofA Securities, Inc.(3) ..........................................................	[•]
Citigroup Global Markets Inc.(4) ...........................................	[•]
J.P. Morgan Securities LLC(5) ...............................................	[•]
Barclays Capital Inc.(6) ..........................................................	[•]
Deutsche Bank Securities Inc.(7) ............................................	[•]
RBC Capital Markets, LLC(8) ................................................	[•]
UBS Securities LLC(9) ...........................................................	[•]
Wells Fargo Securities, LLC(10) ............................................	[•]
Banco BTG Pactual S.A. – Cayman Branch .........................	[•]
ING Bank N.V. .....................................................................	[•]
Macquarie Capital (USA) Inc. ..............................................	[•]
Mirae Asset Securities Co., Ltd. ...........................................	[•]
Mizuho Securities USA LLC(11) ............................................	[•]
Santander US Capital Markets LLC(12) .................................	[•]
Allen & Company LLC .........................................................	[•]
Cantor Fitzgerald & Co.(13) ....................................................	[•]
Needham & Company, LLC .................................................	[•]
Raymond James & Associates, Inc. (14) .................................	[•]
SG Americas Securities, LLC(15) ...........................................	[•]
Stifel, Nicolaus & Company, Incorporated(16) ......................	[•]
William Blair & Company, L.L.C.	[•]
Total:	[•]
__________________
(1)Affiliates of Goldman Sachs & Co. LLC, including Goldman Sachs Canada Inc. and Goldman Sachs Bank Europe SE, may sell shares in jurisdictions outside the United States.
(2)Affiliates of Morgan Stanley & Co. LLC, including Morgan Stanley Canada Limited and Morgan Stanley Europe SE, may sell shares in jurisdictions outside the United States.
(3)Affiliates of BofA Securities, Inc., including Merrill Lynch Canada Inc. and BofA Securities Europe SA, may sell shares in jurisdictions outside the United States.
(4)Affiliates of Citigroup Global Markets Inc., including Citigroup Global Markets Canada Inc. and Citigroup Global Markets Europe
AG, may sell shares in jurisdictions outside the United States.
(5)Affiliates of J.P. Morgan Securities LLC, including J.P. Morgan Securities Canada Inc. and J.P. Morgan SE, may sell shares in jurisdictions outside the United States.
(6)Affiliates of Barclays Capital Inc., including Barclays Capital Canada Inc., may sell shares in jurisdictions outside the United States.
(7)Affiliates of Deutsche Bank Securities Inc., including Deutsche Bank Aktiengesellschaft, may sell shares in jurisdictions outside the
United States.
(8)Affiliates of RBC Capital Markets, LLC, including RBC Dominion Securities Inc., may sell shares in jurisdictions outside the United
States.
(9)Affiliates of UBS Securities LLC, including UBS AG and UBS Securities Canada Inc., may sell shares in jurisdictions outside the
United States.
(10)Affiliates of Wells Fargo Securities, LLC, including Wells Fargo Securities Canada, Ltd., may sell shares in jurisdictions outside the
United States.
I-2
(11)Affiliates of Mizuho Securities USA LLC, including Mizuho Securities Canada Inc., may act as underwriters in jurisdictions outside the United States.
(12)Affiliates of Santander US Capital Markets LLC, including Banco Santander, S.A., may sell shares in jurisdictions outside the United
States.
(13)Affiliates of Cantor Fitzgerald & Co., including Cantor Fitzgerald Canada Corporation, may sell shares in jurisdictions outside the
United States.
(14)Affiliates of Raymond James & Associates, Inc., including Raymond James Ltd., may sell shares in jurisdictions outside the United
States.
(15)Affiliates of SG Americas Securities, LLC, including Société Générale S.A. and Société Générale Capital Canada Inc., may sell shares in jurisdictions outside the United States.
(16)Affiliates of Stifel, Nicolaus & Company, Incorporated, including Stifel Nicolaus Canada Inc., may sell shares in jurisdictions outside the United States.
II-1
SCHEDULE II
U.S. Time of Sale Prospectus
1.U.S. Preliminary Prospectus dated June [•], 2026
2.[identify all free writing prospectuses filed by the Company under Rule 433(d) of the
Securities Act]
3.Pricing information:
Firm Shares: [•]
Additional Shares: [•]
Public Offering Price: [•]
III-1
SCHEDULE III
TESTING-THE-WATERS COMMUNICATIONS
[•]
IV-1
SCHEDULE IV
PERSONS OR ENTITIES DELIVERING LOCK-UP AGREEMENTS

Name of Persons or Entities	Address
[•]	c/o Space Exploration Technologies Corp., 1 Rocket Road, Starbase, Texas 78521
A-1
EXHIBIT A
FORM OF LOCK-UP AGREEMENTS
B-1
EXHIBIT B
FORM OF WAIVER LOCK-UP
[•], 20[•]
[Name and Address of
Officer or Director
Requesting Waiver]
Dear Mr./Ms. [Name]:
This letter is being delivered to [•] in connection with the offering by Space Exploration
Technologies Corp. (the “Company”) of [•] shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of the Company and the lock-up agreement dated [•],
2026 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [•], 20[•], with respect to [•] shares of Class A Common
Stock (the “Shares”).
Goldman Sachs & Co. LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective [•], 20[•];
provided, however, that such [waiver] [release] is conditioned on an announcement that complies with FINRA Rule 5131 at least two business days before effectiveness of such [waiver] [release].
This letter will serve as notice to the Company of the impending [waiver] [release].
Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours,

[•]
Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:
Name:
Title:
cc:  Company
B-2
FORM OF PUBLIC ANNOUNCEMENT
Space Exploration Technologies Corp.
[Date]
Space Exploration Technologies Corp. (the “Company”) announced today that Goldman Sachs
& Co. LLC, the lead book-running manager in the Company’s recent public sale of [•] shares of its Class A common stock, is [waiving][releasing] a lock-up restriction with respect to [•] shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver][release] will take effect on [•], 20[•], and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the
United States Securities Act of 1933, as amended.